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                                                                     Exhibit 4.2

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                           PROVINCE HEALTHCARE COMPANY

                                       AND

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee

                    7 1/2% Senior Subordinated Notes due 2013

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of May 27, 2003

                                       TO

                             SUBORDINATED INDENTURE

                            Dated as of May 27, 2003

================================================================================

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                                TABLE OF CONTENTS

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Article I. DEFINITIONS..................................................................    1

   Section 1.1.   DEFINITIONS...........................................................    1

Article II. FORM AND TERMS OF THE NOTES.................................................   14

   Section 2.1.   FORM AND DATING.......................................................   14
   Section 2.2.   EXECUTION AND AUTHENTICATION..........................................   15
   Section 2.3.   DEPOSITORY AND PAYING AGENT FOR NOTES.................................   15
   Section 2.4.   TRANSFER AND EXCHANGE OF NOTES........................................   15
   Section 2.5.   REDEMPTION............................................................   16
   Section 2.6.   COVENANTS.............................................................   17
   Section 2.7.   SUCCESSORS............................................................   33
   Section 2.8.   DEFAULTS AND REMEDIES.................................................   35
   Section 2.9.   LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................   37
   Section 2.10.  AMENDMENTS............................................................   39
   Section 2.11.  SUBSIDIARY GUARANTEES.................................................   42
   Section 2.12.  SUBORDINATION.........................................................   42

Article III. MISCELLANEOUS..............................................................   42

   Section 3.1.   EFFECT OF HEADINGS....................................................   42
   Section 3.2.   SUCCESSORS AND ASSIGNS................................................   42
   Section 3.3.   SEPARABILITY CLAUSE...................................................   42
   Section 3.4.   GOVERNING LAW.........................................................   43
   Section 3.5.   FIRST SUPPLEMENT TO SUPERSEDE BASE INDENTURE..........................   43

EXHIBITS

   Exhibit A      FORM OF NOTES
   Exhibit B      FORM OF SUPPLEMENTAL INDENTURE

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                  THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 27, 2003
("First Supplemental Indenture"), is by and between PROVINCE HEALTHCARE COMPANY, a Delaware corporation (the "Company"), having its principal office at 105 Westwood Place, Brentwood Tennessee 37027, and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee"), having its principal corporate trust office at 100 Wall Street, 16th Floor, New York, NY 10005.

                                   WITNESSETH:

                  WHEREAS, the Company and U.S. Bank Trust National Association, acting as trustee, executed and delivered a Subordinated Indenture, dated as of May 27, 2003 (the "Base Indenture," and, as supplemented by this First Supplemental Indenture, the "Indenture"), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Base Indenture;

                  WHEREAS, the issuance and sale of up to $200,000,000 aggregate principal amount of a series of the Company's Securities (the "Notes") have been authorized by resolutions adopted by the Board of Directors of the Company on May 1, 2003 and May 21, 2003;

                  WHEREAS, the Company desires to issue and sell $200,000,000 aggregate principal amount of the Notes on the date hereof;

                  WHEREAS, the Company desires to enter into this First Supplemental Indenture pursuant to Section 2.2 of the Base Indenture to supplement the Base Indenture to establish the form and terms of the Notes; and

                  NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this First Supplemental Indenture, for the equal and proportionate benefit of all Holders of Notes, as follows:

                                   ARTICLE I.

                                   DEFINITIONS

Section 1.1.      DEFINITIONS.

                  (a) All of the terms used in this First Supplemental Indenture which are defined in the Base Indenture shall have the meanings specified in the Base Indenture, unless otherwise defined herein (in which case they shall have the meanings defined herein for the purposes of the Base Indenture as well as for the First Supplemental Indenture) or unless the context otherwise requires, and for the purposes of this First Supplemental Indenture, the following terms have the meanings set forth in this Section:

                  "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the

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Company or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

                  "Additional Notes" means such amount of the Company's 7 1/2% Senior Subordinated Notes due 2013 (other than the Initial Notes) as the Company may issue from time to time under the Indenture in accordance with Section 2.2 hereof as part of the same series as the Initial Notes.

                  "Agent Members" means members of, or participants in, the Depository.

                  "Asset Sale" means any sale, issuance, conveyance, transfer, assignment, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one transaction or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary, (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary, or (c) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (i) that is governed by the provisions of Section 5.1 of the Indenture, (ii) by the Company to any wholly owned Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any wholly owned Restricted Subsidiary in accordance with the terms hereof, (iii) pursuant to a Hospital Swap, (iv) with an aggregate Fair Market Value of less than $10,000,000, (v) that are obsolete, damaged or worn out equipment or inventory that is no longer useful in the conduct of the Company's or its Subsidiaries' business and that is disposed of in the ordinary course of business, or constituting a Restricted Payment that is permitted to be made, and is made, in compliance with Section 4.8 of the Indenture.

                  "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(ii) the amount of each such principal payment by (b) the sum of all such principal payments.

                  "Change in Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such

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event pursuant to a transaction in which the outstanding Voting Stock of the
Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and/or (B) cash, securities and other property (other than Capital Stock of the surviving or transferee corporation) in an amount that could be paid by the Company as a Restricted Payment as described under, or is otherwise not prohibited by, Section 4.8 of the Indenture and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the surviving or transferee corporation; (c) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Section 5.1 of the Indenture.

                  "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders and (e) for purposes of calculating Consolidated Adjusted Net Income under Section 4.8 of the Indenture any net income (or loss) from any Restricted Subsidiary while it was an Unrestricted Subsidiary at any time during such period other than any amounts actually received from such Restricted Subsidiary during such period.

                  "Consolidated EBITDA" of the Company means, for any period, the sum of Consolidated Adjusted Net Income and, to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and

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Consolidated Non-Cash Charges, less all non-cash items increasing Consolidated
Adjusted Net Income, in each case, for such period.

                  "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Consolidated Adjusted Net Income and, to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges, less all non-cash items increasing Consolidated Adjusted Net Income, in each case, for such period to (b) the sum of (i) Consolidated Interest Expense, (ii) cash dividends due (whether or not declared) on Preferred Stock of the Company or any Restricted Subsidiary and (iii) non-cash dividends due (whether or not declared) on Redeemable Capital Stock of the Company or any Restricted Subsidiary, in each case for such period.

                  "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost (benefit) of Interest Rate Agreements and Currency Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, including Attributable Debt, (iv) commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers acceptance financing and similar transactions, and (v) amortization of debt issuance costs, plus (b) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries paid, accrued and/or scheduled to be paid or accrued during such period, plus
(c) the interest of the Company and its Restricted Subsidiaries that was capitalized during such period, plus (d) interest on Indebtedness of another Person that is guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or a Restricted Subsidiary, to the extent such interest is actually paid by the Company or such Restricted Subsidiary, in each case as determined on a consolidated basis in accordance with GAAP; provided that (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided further that, notwithstanding the foregoing, the interest rate with respect to any Indebtedness covered by any Interest Rate Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Agreement.

                  "Consolidated Net Worth" means, at any date, the stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less the amount of such stockholders' equity attributable to Redeemable Capital Stock or any equity security convertible or exchangeable for Indebtedness, the cost of treasury stock of the Company

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and any Restricted Subsidiary, the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any Restricted Subsidiary, in each case as determined on a consolidated basis in accordance with GAAP (excluding the effects of foreign currency adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                  "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization, depletion and other non-cash expenses of the Company and any Restricted Subsidiary for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

                  "Convertible Subordinated Notes" means the Company's 4 1/2% Convertible Subordinated Notes due 2005 and 4 1/4% Convertible Subordinated Notes due 2008.

                  "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by Section 2.15 of the Base Indenture.

                  "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a Board Resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct of indirect financial interest in or with respect to such transaction or series of transactions.

                  "Global Note" means a permanent global Note that contains the paragraph referred to in Section 2.15 of the Base Indenture and the additional Schedule of Exchanges of Notes to the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depository.

                  "Hospital" means a hospital, outpatient clinic, long-term care facility or other facility or business that is used or useful in or related to the provision of healthcare services (other than a medical office building).

                  "Hospital Swap" means an exchange of assets and, to the extent necessary to equalize the value of the assets being exchanged, cash by the Company or a Restricted Subsidiary for one or more Hospitals and/or one or more Related Businesses or for 100% of the Capital Stock of any Person owning or operating one or more Hospitals and/or one or more Related Businesses, provided that cash does not exceed 25% of the sum of the amount of the cash and the Fair Market Value of the Capital Stock or assets received or given by the Company or a Restricted Subsidiary in such transaction.

                  "Independent Financial Advisor" means a reputable accounting, appraisal or investment banking firm that, in the reasonable good faith judgment of the Board of Directors of the Company, is qualified to perform the task for which such firm has been engaged and is independent with respect to the Company.

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                  "Initial Notes" means the first $200,000,000 aggregate
principal amount of 7 1/2% Senior Subordinated Notes due 2013 that are issued under the Indenture, as amended or supplemented from time to time pursuant to the Indenture.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

                  "Issuance Date" means the date on which the Notes are originally issued under the Indenture.

                  "Joint Venture EBITDA" means, for any period, the aggregate of the Consolidated EBITDA attributable to each Non-Wholly Owned Subsidiary multiplied by the percentage (expressed as a fraction) of the Capital Stock of such Non-Wholly Owned Subsidiary for which the Company or any of its wholly owned Subsidiaries does not beneficially own both economic and voting control.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation, assignment for security, claim, or preference of priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement having substantially the same economic effect as the foregoing.

                  "Material Subsidiary" of a Person means any Restricted Subsidiary that would be a significant subsidiary of such Person, as defined in rule 1-02 of Regulation S-X under the Securities Act.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment banks, recording fees, transfer fees and appraiser fees) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties which are the subject of such Asset Sale or where such Indebtedness must by its terms, or as required by applicable law, be repaid out of the proceeds of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale, (e) all distributions and other payments

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required to be made to non-majority interest holders in Subsidiaries as a result of such Asset Sale and (f) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

                  "Non-Wholly Owned Subsidiary" of the Company means any Subsidiary (i) less than 100% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by the Company or by one or more wholly owned Subsidiaries of the Company, or by the Company and one or more wholly owned Subsidiaries thereof or (ii) in which the Company, or one or more wholly owned Subsidiaries of the Company, or the Company and one or more wholly owned Subsidiaries, directly or indirectly, has less than 100% of the outstanding partnership or similar interests or does not have the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

                  "Note Guarantee" means any Subsidiary Guarantee by any Restricted Subsidiary in accordance with the provisions of the Indenture.

                  "Note Guarantor" means any Person that is required after the date of the Indenture to execute a guarantee of the Notes pursuant to Section
4.17 of the Indenture until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor; provided that, upon release and discharge of any Person from its Note Guarantee in accordance with the Indenture, such Person shall cease to be a Note Guarantor.

                  "Notes" has the meaning assigned to it in the preamble to this First Supplemental Indenture. Unless otherwise indicated, the Initial Notes and any Additional Notes shall be treated as a single class for all purposes under the Indenture.

                  "Permitted Indebtedness" means any of the following:

                  (a) Indebtedness of the Company or any Restricted Subsidiary under the Senior Credit Agreement (including guarantees by the Company or any of its Restricted Subsidiaries of obligations under the Senior Credit Agreement), in an aggregate principal amount at any one time outstanding not to exceed the sum of $300,000,000 plus the amount equal to 85% of the net book value of receivables and 65% of the net book value of inventory of the Company and its Restricted Subsidiaries on a consolidated basis at the time the Indebtedness is incurred, as determined in accordance with GAAP, less the amount of any permanent reduction of the commitments under the Senior Credit Agreement repaid as provided in Section
                           4.11 of the Indenture;

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                  (b)      Capitalized Lease Obligations of the Company and its
                           Restricted Subsidiaries in an aggregate amount not to exceed $40,000,000 at any one time outstanding;

                  (c) Indebtedness of the Company pursuant to the Notes (other than Additional Notes);

                  (d) Indebtedness (other than Indebtedness referred to in clauses (a), (b) and (c) of this definition) of the Company or any Restricted Subsidiary outstanding on the date hereof;

                  (e) Indebtedness of the Company owing to any Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Note Guarantor is unsecured and is subordinated in right of payment from and after such time as the notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided further that a disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (e);

                  (f) Indebtedness of a wholly owned Restricted Subsidiary owing to the Company or to another wholly owned Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary and other than a pledge to the lenders under the Senior Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (f);

                  (g) guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 4.17 of the Indenture;

                  (h) obligations of the Company entered into in the ordinary course of business (i) pursuant to Interest Rate Agreements in respect of Indebtedness of the Company or any Restricted Subsidiary, which obligations do not exceed the aggregate principal amount of such Indebtedness and (ii) pursuant to Currency Agreements entered into by the Company or any of its Restricted Subsidiaries in respect of its
                           (x) assets or (y) obligations, as the case may be, denominated in a foreign currency;

                  (i) Indebtedness of the Company or any Restricted Subsidiary in respect of Purchase Money Obligations in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

                  (j) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, hold backs or obligations in respect of purchase

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                           price adjustments in connection with the acquisition
                           or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries, or contingent payment obligations incurred in connection with the acquisition of assets which are contingent on the performance of the assets acquired, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets or shares of Capital Stock of such Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum allowable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries;

                  (k) Indebtedness of the Company or any Restricted Subsidiary represented by (i) letters of credit for the account of the Company or any Restricted Subsidiary or (ii) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, which letters of credit or other obligations, as the case may be, are intended to provide security for workers' compensation claims, payment obligations in connection with self-insurance or other similar requirements in the ordinary course of business;

                  (l) any renewals, extensions, substitutions, refinancing or replacements (each, for purposes of this clause, a "refinancing") of any Indebtedness incurred pursuant to the first paragraph of Section 4.10 of the Indenture or referred to in clause (c) or (d) of this definition, including any successive refinancings, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing, (ii) in the case of any refinancing by the Company of Pari Passu Indebtedness or Subordinated Indebtedness, such new Indebtedness is made pari passu with or subordinate to the Notes at least to the same extent as the Indebtedness being refinanced (provided that notwithstanding anything to the contrary in this clause (ii), in the case of a refinancing by the Company of any of its Convertible Subordinated Notes, such new Indebtedness may be incurred under the Senior Credit Agreement to the extent otherwise permitted under clause (a) of this definition), (iii) such new Indebtedness has an Average Life no shorter than the Average Life of the Indebtedness being refinanced and final Stated Maturity of principal no earlier than the final Stated Maturity of principal of the Indebtedness being refinanced and (iv) Indebtedness of the Company may only be refinanced with Indebtedness of the Company;

                  (m)      Physician Support Obligations incurred by the
                           Company; and

                  (n) Indebtedness of the Company not otherwise permitted by the foregoing clauses (a) through (m) in an aggregate principal amount not in excess of $50,000,000 at any one time outstanding.

                  "Permitted Investments" means any of the following:

                  (a)      Investments in Cash Equivalents;

                  (b)      Investments in the Company or any Restricted
                           Subsidiary;

                  (c) intercompany Indebtedness to the extent permitted under clause (e) or (f) of the definition of "Permitted Indebtedness";

                  (d) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

                  (e) bonds, notes, debentures and other securities received as consideration for Assets Sales to the extent permitted under Section 4.11 of the Indenture;

                  (f) any Investment in a Person engaged principally in a Related Business prior to such Investment if (i) the Company would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the most recently ended four full fiscal quarter period for which consolidated financial statements are available immediately preceding the date of such Investment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph under Section 4.10 of the Indenture and (ii) the aggregate amount (including cash and the book value of property other than cash, as determined by the Board of Directors of the Company) of all Investments made pursuant to this clause (f) by the Company and its Restricted Subsidiaries (determined as of the time made) does not exceed in the aggregate 15% of the Total Assets of the Company at the time the Investment is made; provided that Investments of up to $20,000,000 shall be permitted under this clause (f) without regard to the requirement of clause (i) of this clause (f);

                  (g)      Physician Support Obligations;

                  (h)      Investments made in connection with Hospital Swaps;

                  (i) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

                  (j) Interest Rate Agreements and Currency Agreements permitted under Section 4.10 of the Indenture;

                  (k)      Investments existing on the Issuance Date;

                  (l) any Investment to the extent that the consideration therefor is Qualified Capital Stock;

                  (m) shares of Capital Stock or other securities received in settlement of debts owed to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any good faith settlement of a bankruptcy proceeding; or

                  (n) Investments not described in clauses (a) through (m) of this definition in an aggregate amount not to exceed $20,000,000; provided that, for purposes of calculating the aggregate amount of any Investments made pursuant to this clause (n) as of any date, the aggregate amount of all Investments made pursuant to this clause (n) through such date shall be reduced in the case of a disposition of any such Investment on or prior to such date by an amount equal to the lesser of (x) the cash proceeds with respect to the disposition of any such Investment (less the cost of the disposition of such Investment and net of taxes) and (y) the initial amount of such Investment.

                  "Permitted Joint Venture" means, with respect to any Person,
(a) any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof and more than 50% of the total equity interests is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (b) any partnership of which more than 50% of the general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof, and which in the case of each of clauses (a) and (b) is engaged in a Related Business.

                  "Permitted Liens" means (a) Liens existing on the Issue Date;
(b) Liens now or hereafter securing any Interest Rate Agreements of the Company or any Restricted Subsidiary; (c) Liens securing any Indebtedness incurred under clause (l) of the definition of "Permitted Indebtedness," the proceeds of which are used to refinance Indebtedness of the Company or any Restricted Subsidiary, provided that such Liens extend to or cover only the assets currently securing the Indebtedness being refinanced; (d) Liens securing Acquired Indebtedness incurred by the Company and any Restricted Subsidiary and permitted under
Section 4.10 of the Indenture, provided that such Liens attach solely to the assets acquired; (e) Liens securing Indebtedness owing to the Company or a Restricted Subsidiary; (f) Liens securing Purchase Money Obligations incurred in accordance with the Indenture; (g) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (h) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserved or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (i) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations; (j) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (k) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the conduct of the business of the Company or any of its Restricted Subsidiaries; or
(l) any interest or title of a lessor in assets or Property subject to Capitalized Lease Obligations or an operating lease of the Company or any Restricted Subsidiary.

                  "Physician Support Obligation" means a loan to or on behalf of, or a guarantee of indebtedness of, a physician or healthcare professional providing service to patients in the service area of a Hospital or other health care facility operated by the Company or any of its Restricted Subsidiaries made or given by the Company or any Subsidiary of the Company (a) in the ordinary course of its business and (b) pursuant to a written agreement having a period not to exceed five years.

                  "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

                  "Public Equity Offering" means an offer and sale of common stock (which is Qualified Capital Stock) of the Company made on a primary basis by the Company pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

                  "Purchase Money Obligations" means any Indebtedness of the Company or any Restricted Subsidiary incurred to finance the acquisition or construction of any property or business (including Indebtedness incurred within 90 days following such acquisition or construction), including Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed by the Company or a Subsidiary in connection with the acquisition of assets from such Person; provided, however, that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

                  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

                  "Related Business" means a healthcare business affiliated or associated with a Hospital or any business related or ancillary to the provision of healthcare services or information or the investment in, or the management, leasing or operation of, a Hospital.

                  "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

                  "Total Assets" of the Company means the total consolidated assets of the Company and its Restricted Subsidiaries as shown on the most recent balance sheet of the Company.

                  "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided in Section 4.18 of the Indenture) and (b) any Subsidiary of any Unrestricted Subsidiary.

                  (b)      OTHER DEFINITIONS.

                  The definitions of the following terms may be found in the Sections indicated as follows:

               TERM                             DEFINED IN SECTION
               ----                             ------------------
"Base Indenture"                                     Preamble hereof
"Change in Control Offer"                      4.15 of the Indenture
"Change in Control Payment"                    4.15 of the Indenture
"Change in Control Purchase Price"             4.15 of the Indenture
"Change in Control Purchase Date"              4.15 of the Indenture
"Company"                                            Preamble hereof
"Designation"                                  4.18 of the Indenture
"Designation Amount"                           4.18 of the Indenture
"DTC"                                                     2.3 hereof
"Excess Proceeds"                              4.11 of the Indenture
"Excess Proceeds Offer"                        4.11 of the Indenture
"Excess Proceeds Payment"                      4.11 of the Indenture
"Excess Proceeds Payment Date"                 4.11 of the Indenture
"Event of Default"                              6.1 of the Indenture
"First Supplemental Indenture"                       Preamble hereof
"incur"                                        4.10 of the Indenture
"Indenture"                                          Preamble hereof
"Interested Persons"                           4.12 of the Indenture
"Replacement Assets"                           4.11 of the Indenture
"Restricted Payments"                           4.8 of the Indenture
"Revocation"                                   4.18 of the Indenture
"Surviving Entity"                              5.1 of the Indenture
"Trustee"                                            Preamble hereof

                                  ARTICLE II.

                           FORM AND TERMS OF THE NOTES

Section 2.1.      FORM AND DATING.

                  (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture and the Base Indenture (or in the case of any Note Guarantor that becomes such after the date hereof, such Note Guarantor by its execution of a supplemental indenture pursuant to Section 4.17 of the Indenture), expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

                  (b) GLOBAL NOTES. Notes shall be issued initially in the form of Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depository at its New York office, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Service Agent, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.4 hereof.

                  (c) BOOK-ENTRY PROVISIONS. This Section 2.1(c) shall apply only to the Global Notes deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Service Agent.

                  Agent Members shall have no rights either under the Indenture with respect to any Global Notes held on their behalf by the Depository or by the Service Agent or under such Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Notes for all purposes whatsoever.

                  (d) DEFINITIVE NOTES. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto. Except as provided in Section 2.15.2 of the Base Indenture, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Securities.

Section 2.2.      EXECUTION AND AUTHENTICATION.

                  The Trustee shall, upon a written order of the Company signed by an Officer, authenticate up to $200,000,000 aggregate principal amount of Initial Notes and such aggregate principal amount of Additional Notes as the Company may issue from time to time.

Section 2.3.      DEPOSITORY AND PAYING AGENT FOR NOTES.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Service Agent with respect to the Global Notes.

Section 2.4.      TRANSFER AND EXCHANGE OF NOTES.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the Indenture and the procedures of the Depository therefor. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

                  (b) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request:

                           (x) to register the transfer of the Definitive Notes; or

                           (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

                  (c) CANCELLATION AND/OR ADJUSTMENT OF THE GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by the Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

Section 2.5.      REDEMPTION.

                  With respect to the Notes issued under this First Supplemental Indenture, the following Sections supplement Article III of the Base Indenture:

                  Section 3.7     Optional Redemption

                  (a) Except as set forth in paragraph (b) of this Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this Section 3.7 prior to June 1, 2008. On or after June 1, 2008, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1, of the years indicated below (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date):

        Year                            Redemption Price
        ----                            ----------------
2008                                       103.750%
2009                                       102.500%
2010                                       101.250%
2011 and thereafter                        100.000%

                  (b) Notwithstanding the provisions of paragraph (a) of this Section 3.7, at any time and from time to time prior to June 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued hereunder within 60 days of one or more Public Equity Offerings with the net proceeds of such offering at a redemption price of 107.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date); provided that, after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes remains outstanding.

                  (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

                  Section 3.8     Mandatory Redemption

                  Except as set forth in Sections 4.10 and 4.15, the Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Section 2.6.      COVENANTS.

                  (a) With respect to the Notes issued under this First Supplemental Indenture, the following Section shall replace Section 4.2 of the Base Indenture in its entirety:

                  Section 4.2.    SEC Reports.

                  For as long as the Notes are outstanding, the Company will file on a timely basis with the SEC, to the extent such filings are accepted by the SEC and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto. The Company will also be required (i) to file with the Trustee copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the SEC or the date on which the Company would be required to file such reports and documents if the Company were so required, and (ii) if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, to furnish the Trustee, and mail to each Holder of Notes, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company otherwise would have been required to file such reports and documents.

                  (b) With respect to the Notes issued under this First Supplemental Indenture, the following covenants are added to the end of Article IV of the Base Indenture:

                  Section 4.8.    Limitation on Restricted Payments.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

                           (i) declare or pay any dividend on, or make any
                  distribution to direct or indirect holders of, any shares of the Capital Stock of the Company, including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary which is not a wholly owned Restricted Subsidiary (other than dividends or distributions payable solely in (A) shares of Qualified Capital Stock of the Company or (B) options, warrants or other rights to acquire such shares of Qualified Capital Stock);

                           (ii) purchase, redeem or otherwise acquire or retire
                  for value, directly or indirectly, any shares of Capital Stock of the Company or any Affiliate of the Company, including, without limitation, in connection with any merger or consolidation involving the Company (other than any Capital Stock owned by the Company or any wholly owned Restricted Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;

                           (iii) declare or pay any dividend, or make any
                  distribution to holders of, any shares of Capital Stock of any Restricted Subsidiary (other than to the Company or any of its wholly owned Restricted Subsidiaries or to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis);

                           (iv) make any principal payment on, or repurchase,
                  redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company or any Note Guarantor, or any guarantee thereof; or

                           (v) make any Investment (other than any Permitted
                  Investment) in any Person,

         (such payments or other actions described in (but not excluded from) clauses (i) through (v) are collectively referred to as "Restricted Payments") unless (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing, (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10 hereof and (3) the aggregate amount of all Restricted Payments declared or made after the date of the Indenture shall not exceed the sum of:

                           (A) 50% of the Consolidated Adjusted Net Income of
                  the Company (or, if such Consolidated Adjusted Net Income shall be a loss, less 100% of such loss) accrued on a cumulative basis during the period beginning on March 31, 2003 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment, plus

                           (B) 100% of the aggregate net cash proceeds received
                  after the date of the Indenture by the Company as a contribution to its common equity capital or from the issuance or sale (other than to any of its Subsidiaries) of shares of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company (excluding any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes), plus

                           (C) the aggregate net cash proceeds received after
                  the date of the Indenture by the Company from the issuance or sale (other than to any of its

                  Subsidiaries) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, to the extent such securities were originally sold for cash, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

                           (D) to the extent that any Investment constituting a
                  Restricted Payment that was made after the date of the Indenture is sold or is otherwise liquidated or repaid, an amount (to the extent not included in Consolidated Adjusted Net Income) equal to the lesser of (x) the cash proceeds with respect to such Investment (less the cost of the disposition of such Investment and net of taxes) and (y) the initial amount of such Investment, plus

                           (E) an amount equal to the sum of (x) the net
                  reduction in Investments in Unrestricted Subsidiaries resulting from cash dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, plus
                  (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, in each case since the Issuance Date; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in any such Unrestricted Subsidiary; provided further, however, that no amount will be included under this clause (E) to the extent it is already included in Consolidated Net Income of the Company in clause (A) above.

                  (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (with respect to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii),
         (ix) and (x) below) at the time of and after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

                           (i) the payment of any dividend within 60 days after
                  the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a) above;

                           (ii) the purchase, redemption or other acquisition or
                  retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of, shares of Qualified Capital Stock of the Company;

                           (iii) the purchase, redemption, defeasance or other
                  acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of, shares of Qualified Capital Stock of the Company;

                           (iv) the purchase of any Subordinated Indebtedness at
                  a purchase price no greater than 101% of the principal amount thereof in the event of a Change in Control in accordance with provisions similar to Section 4.15 hereof; provided that prior to such purchase the Company has made the Change in Control Offer as provided in Section 4.15 with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change in Control Offer;

                           (v) the purchase, redemption, defeasance or other
                  acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary of the Company) of, new Subordinated Indebtedness so long as (x) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness as refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing, plus, in either case, the amount of reasonable expenses of the Company incurred in connection with such refinancing, (y) such new Subordinated Indebtedness is pari passu with or subordinated to, as applicable, the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (z) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes;

                           (vi) repurchases, acquisitions or retirements of
                  Qualified Capital Stock of the Company deemed to occur upon the exercise of stock options or similar rights under employee benefit plans of the Company or its Subsidiaries if such Qualified Capital Stock represents all or a portion of the exercise price thereof;

                           (vii) payments by the Company to be used to
                  repurchase, redeem, acquire or retire for value any Capital Stock of the Company, (a) pursuant to any management equity subscription plan or agreement, stock option or stock purchase plan or agreement or employee benefit plan as may be adopted by the Company from time to time, or (b) from an employee of the Company upon the termination of such employee's employment with the Company; provided that the aggregate amount redeemed, repurchased, acquired or retired for value pursuant to this clause (vii) will not exceed $3,300,000 in any twelve-month period;

                           (viii) the redemption, repurchase, acquisition or
                  retirement of equity interests in any Restricted Subsidiary; provided that if the Company or any

                  Restricted Subsidiary incurs Indebtedness in connection with such redemption, repurchase, acquisition or retirement, after giving effect to such incurrence and such redemption, repurchase, acquisition or retirement, the Company could incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.10 hereof; and

                           (ix) Restricted Payments in addition to those
                  permitted by clauses (i)-(viii) of this paragraph (b) in an aggregate amount not to exceed $10,000,000.

                  The actions described in clauses (i), (ii), (iii), (vii),
         (viii) and (ix) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above and the actions described in clauses (iv), (v) and (vi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b), but shall not reduce the amount that would otherwise be available for Restricted Payments under clause
         (3) of paragraph (a).

                  The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Company whose determination with respect thereto shall be conclusive. If the Company or a Restricted Subsidiary makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the provisions of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

                  Section 4.9. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to
         (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or other ownership interest, or any other interest or participation in or measured by, its profits to the Company or any other Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,
         (c) make loans or advances to the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which the Company or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject, (iii) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of the Indenture,
         (iv) encumbrances and restrictions in effect on the Issuance Date, including, without limitation, pursuant to the Senior Credit Agreement and its related documentation, (v) any encumbrance or restriction contained in contracts for sales of assets permitted by Section 4.11 hereof with respect to the assets to be sold pursuant to such contract, (vi) in the case of clause (d) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary permitted under the Indenture to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages and (vii) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (iii) and (iv); provided that the terms and conditions of any such encumbrances or restrictions are not materially more restrictive than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

                  Section 4.10.   Limitation on Indebtedness.

                  The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company may incur Indebtedness (including Acquired Indebtedness) if at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio of the Company for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness for which consolidated financial statements are available, taken as one period, would have been at least equal to 2.25 to 1.0, after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period) and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business (including, without limitation, a Hospital and any Hospital operated by the Company or any Restricted Subsidiary pursuant to an operating lease, provided that such operating lease was entered into in connection with a "synthetic lease" or other transaction pursuant to which the Company or any Restricted Subsidiary incurred an obligation, direct or indirect, with respect to off-balance sheet financing with respect to such Hospital property) acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period).

                  Whenever pro forma effect is to be given to an acquisition or disposition pursuant to clause (iii) above, such pro forma calculation shall be determined in accordance with Article 11 of Regulation S-X under the Securities Act.

                  For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (n) of the definition of Permitted Indebtedness as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company may, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.10. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.10.

                  Section 4.11.   Limitation on Sale of Assets.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary at the time of such Asset Sale is not less than the Fair Market Value of the assets sold and (ii) at least 75% of such consideration consists of cash or Cash Equivalents or Replacement Assets. The amount of any (A) Indebtedness (other than Subordinated Indebtedness) of the Company or a Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries, (B) notes, securities or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that are converted, sold or exchanged within 30 days of the related Asset Sale by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange, for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and (C) with respect to any sale of the Capital Stock of a Restricted Subsidiary to one or more physicians practicing medicine at a Hospital owned by such Restricted Subsidiary, promissory notes or other similar obligations from such physicians shall be deemed to be cash; provided that the aggregate amount of such promissory notes or other similar obligations held by the Company and its Restricted Subsidiaries does not exceed $7.5 million outstanding at any time.

                  (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to (i) permanently repay or prepay any then outstanding Senior Indebtedness of the Company or any Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto) or (ii) invest (or enter into a legally binding agreement to invest) in (A) other properties or assets to replace the properties or assets that were the subject of the Asset Sale, (B) properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing at the time such assets are sold, or in any Related Business or (C) Capital Stock of a Person, the principal portion of whose assets consist of such property or assets; provided that the Company or such Restricted Subsidiary shall acquire at least the same percentage of equity and voting interest in such Person as the Company or such Restricted Subsidiary held with respect to the assets disposed of in such Asset Sale; provided further that the foregoing proviso shall not apply to an Investment in the Capital Stock of a Permitted Joint Venture pursuant to this clause (C) so long as, at the time of any such Investment, Joint Venture EBITDA for the four full fiscal quarters for which financial statements are available, taken as one period, immediately preceding such Investment does not exceed 10.0% of Consolidated EBITDA.

                  The assets referred to in clauses (A), (B) and (C) constitute "Replacement Assets".

                  Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce Senior Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii) above). The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

                  (c) When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall, within 30 Business Days, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes, on a pro rata basis, in accordance with the procedures set forth below, the maximum principal amount (expressed as an integral multiple of $1,000) of Notes that may be purchased with the Excess Proceeds. The offer price as to each Note shall be payable in cash in an amount equal to 100% of the principal amount of such Note plus accrued interest, if any, to the date such Excess Proceeds Offer is consummated ("Excess

         Proceeds Payment"). To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency for any lawful purposes not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Notwithstanding the foregoing, if the Company is required to commence an Excess Proceeds Offer at any time when securities of the Company ranking pari passu in right of payment with the Notes are outstanding and the terms of such securities provide that a similar offer must be made with respect to such other securities, then the Excess Proceeds Offer for the Notes shall be made concurrently with such other offers and securities of each issue will be accepted on a pro rata basis in proportion to the aggregate principal amount of securities of each issue which the holders thereof elect to have purchased. Any Excess Proceeds Offer will be made only to the extent permitted under, and subject to prior compliance with, the terms of agreements governing Senior Indebtedness. Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

                  (d) Upon the commencement of an Excess Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Excess Proceeds Offer. Any Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state: (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.11; (2) the Excess Proceeds Offer amount, the Excess Proceeds Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "Excess Proceeds Payment Date"); (3) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest; (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrete or accrue interest after the Excess Proceeds Payment Date; (5) that Holders electing to have a Note purchased pursuant to the Excess Proceeds Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased; (6) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or the Paying Agent at the address specified in the notice at least three days before the Excess Proceeds Payment Date; (7) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the Excess Proceeds Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds Offer amount, the

         Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale.

                  (e) On the Excess Proceeds Payment Date, the Company shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Excess Proceeds Offer; (2) deposit with the Paying Agent an amount equal to the Excess Proceeds Payment in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Company shall publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Payment Date.

                  (f) The Paying Agent shall promptly mail to each Holder of Notes so tendered the Excess Proceeds Payment for such Notes, and the Trustee shall promptly authenticate pursuant to an authentication order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. However, if the Excess Proceeds Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

                  Section 4.12.   Limitation on Transactions with Affiliates.

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or make, amend or permit to exist any contract, agreement, understanding, loan, advance, guarantee or other transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (other than the Company or a Restricted Subsidiary) (collectively, "Interested Persons"), unless (i) such transaction or series of transactions are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would have been able to be obtained at the time for a comparable transaction in arm's-length dealings with third parties that are not Interested Persons, (ii) with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $5,000,000, the Company has delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and such transaction or series of related transactions shall have been approved by the Board of Directors of the Company (including a majority of the Disinterested Directors of the Company) and (iii) with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $10,000,000, the Company has obtained a written opinion from an Independent Financial Advisor certifying that such transaction or series of related transactions is fair to the Company or its Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that this Section 4.12 will not restrict (1) reasonable and customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or a Restricted Subsidiary entered into in the ordinary course of business,
         (2) any transactions made in compliance with Section 4.8 hereof, (3) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of the Company or any Restricted Subsidiary, (4) any agreement as in effect as of the Issuance Date or any amendment thereto so long as any such amendment is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issuance Date, and (5) contracts pursuant to which the Company or a wholly owned Restricted Subsidiary provides management services to an Affiliate in exchange for payments in cash or Cash Equivalents, that are no less favorable to the Company or such wholly owned Restricted Subsidiary than those that could reasonably be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such wholly owned Restricted Subsidiary.

                  Section 4.13.   Limitation on Liens.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness of the Company on or with respect to any of its property or assets including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned on the date of the Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, other than Permitted Liens, unless (i) in the case of any Lien securing Pari Passu Indebtedness of the Company, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien and (ii) in the case of any Lien securing Subordinated Indebtedness of the Company, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

                  (b) The Company will not permit any Note Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu

         Indebtedness or Subordinated Indebtedness of such Note Guarantor or with respect to such Restricted Subsidiary's properties or assets, including any shares of stock or Indebtedness of any Subsidiary or such Note Guarantor, whether owned at the date of the Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless
         (i) in the case of any Lien securing Pari Passu Indebtedness of the Note Guarantor, the Note Guarantee of such Note Guarantor is secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien and (ii) in the case of any Lien securing Subordinated Indebtedness of such Note Guarantor, the Note Guarantee of such Note Guarantor is secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

                  Section 4.14. Limitation on Other Senior Subordinated Indebtedness.

                  The Company will not, and will not permit or cause any Note Guarantor to, incur, create, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for, or permit to remain outstanding, any Indebtedness, other than the Notes or the Note Guarantee of such Note Guarantor, that is subordinate or junior in right of payment to any Indebtedness of the Company or such Note Guarantor, as the case may be, unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Notes or the Note Guarantee of such Note Guarantor, as applicable, at least to the same extent as the Notes are subordinated in right of payment to Senior Indebtedness as set forth in the Indenture.

                  Section 4.15.   Purchase of Notes upon Change in Control.

                  If a Change in Control shall occur at any time, then each Holder of Notes will have the right to require that the Company purchase such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change in Control Purchase Price") in cash in an amount ("Change in Control Payment") equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change in Control Purchase Date"), pursuant to the offer described below (the "Change in Control Offer") and the other procedures set forth below.

                  Within 30 days following any Change in Control, the Company shall notify the Trustee thereof and give written notice of such Change in Control to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the security register, describing the transaction or transactions that constitute the Change in Control and stating, among other things, (i) the Change in Control Purchase Price and the Change in Control Purchase Date, which shall be a Business Day no earlier than 30 days nor more than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Change in

         Control Purchase Price, any Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Purchase Date; and (iv) certain procedures that a Holder of Notes must follow to accept a Change in Control Offer or to withdraw such acceptance.

                  On the Change in Control Purchase Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change in Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change in Control Purchase Price in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change in Control Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. However, if the Change in Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change in Control Offer. Prior to complying with the provisions of this Section 4.15, but in any event within 90 days following the Change in Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing Senior Indebtedness to permit the repurchase of Notes required by this Section 4.15. The Company will publicly announce the results of the Change in Control Offer on or as soon as practicable after the Change in Control Purchase Date. The Company shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the time and otherwise in compliance with the requirements applicable to a Change in Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change in Control Offer.

                  The Change in Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and resolutions in connection with a Change in Control Offer.

                  Section 4.16. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

                  The Company (a) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a wholly owned Restricted Subsidiary) and (b) will not permit any Person (other than the Company or a wholly owned Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this Section 4.16 shall not prohibit (i) the issuance or any sale, transfer, lease, conveyance, or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture, so long as the Net Cash Proceeds, if any, from such sale, transfer, lease, conveyance or other disposition are applied in accordance with Section 4.11 hereof, (ii) the ownership by other Persons of Qualified Capital Stock issued prior to the time such Restricted Subsidiary became a Subsidiary of the Company that was neither issued in contemplation of such Subsidiary becoming a Subsidiary nor acquired at that time, (iii) the ownership by directors of director qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law, (iv) arrangements existing on the Issuance Date, (v)
         (A) any issuance, sale or other disposition of Capital Stock (other than Preferred Stock) of a Restricted Subsidiary if, immediately after giving effect thereto, such Restricted Subsidiary would remain a Restricted Subsidiary, or (B) the ownership by any Person of such Capital Stock, or (vi) any issuance, sale or other disposition of Capital Stock of a Restricted Subsidiary if, immediately after giving effect thereto, such Person would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made (and shall be deemed to have been made) under Section 4.8 hereof on the date of such issuance, sale or other disposition.

                  Section 4.17. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

                  (a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to, any Indebtedness of the Company other than Permitted Indebtedness pursuant to clause (a) of the definition of Permitted Indebtedness unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes pursuant to Article XII of the Indenture on the same terms as the guarantee of such Indebtedness, except that if such Indebtedness is unsubordinated, such Restricted Subsidiary's Note Guarantee with respect to such Indebtedness may be subordinated to that Restricted Subsidiary's guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness, and if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Note Guarantee at least to the same extent as the Notes are subordinated to Senior Indebtedness of the Company under the Indenture, and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Restricted Subsidiary under its Note Guarantee.

                  (b) Notwithstanding the foregoing, any Note Guarantee by a Restricted Subsidiary shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries, (ii) the release by the holders of the Indebtedness of the Company described in clause (a) above of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness other than as a result of payment under such guarantee), at such time as (A) no other Pari Passu Indebtedness or Subordinated Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Pari Passu Indebtedness and Subordinated Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness other than as a result of payment under such guarantee) and (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture.

                  Section  4.18.  Limitation on Unrestricted Subsidiaries.

                  The Company may designate after the Issuance Date any Subsidiary as an "Unrestricted Subsidiary" (a "Designation") only if
         (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation, (b) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 4.8 hereof of an amount (the "Designation Amount") equal to the greater of (i) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (ii) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Board of Directors of the Company, (c) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10 hereof at the time of such Designation (assuming the effectiveness of such Designation), (d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary, (e) no default with respect to any Indebtedness of such Unrestricted Subsidiary (other than a Note Guarantee, if any) would permit (upon notice, lapse or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment to be accelerated or payable prior to its Stated Maturity, and (f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

                  In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.8 hereof for all purposes of the Indenture in the Designation Amount.

                  The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) have any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Unrestricted Subsidiary, (y) have any obligation to maintain or preserve such Unrestricted Subsidiary's financial condition or to cause such Unrestricted Subsidiary to achieve certain levels of operating results or (z) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

                  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if: (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation, (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture, and (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10 hereof.

                  All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

                  Section 4.19. Further Assurances.

                  Upon the request of the Trustee or as otherwise required, the Company will execute and deliver such further instruments and undertake such further reasonable action as may be reasonably required to carry out the purposes of the Indenture.

Section 2.7.      SUCCESSORS.

                  With respect to the Notes issued under this First Supplemental Indenture, Article V of the Base Indenture shall apply, but Sections 5.1 and 5.2 of the Base Indenture shall be replaced in their entirety with the following:

                  Section 5.1. Consolidation, Merger and Sale of Assets.

                  The Company will not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and immediately after giving effect thereto (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") (1) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) will expressly assume, by a supplemental indenture in form reasonably satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed,
         (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing, (iii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 4.10 of the Indenture, (iv) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) each Note Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee will apply to such Person's obligations under the Indenture and the Notes.

                  In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of the Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Each Note Guarantor, if any (other than any Subsidiary whose Note Guarantee is being released pursuant to the provisions under
         Section 4.17 of the Indenture as a result of such transaction), shall not, and the Company will not permit a Note Guarantor to, in a single transaction or through a series of related transactions, merge or consolidate with or into any other corporation or other entity (other than the Company or any Note Guarantor), or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets on a consolidated basis substantially as an entirety to any entity (other than the Company or any Note Guarantor) unless (i) either (a) such Note Guarantor shall be the continuing corporation or partnership or (b) the Person (if other than such Note Guarantor) formed by such consolidation or into which such Note Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of such Note Guarantor, as the case may be, shall be a corporation or partnership organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under the Notes and the Indenture, (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing, and (iii) such Note Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture.

                  Section 5.2. Successor Person Substituted.

                  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Note Guarantor in accordance with Section 5.1 of the Indenture, the successor Person formed by such consolidation or into which the Company or such Note Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Note Guarantor, as the case may be, under the Indenture and/or the Note Guarantees, as the case may be, with the same effect as if such successor had been named as the Company or such Note Guarantor, as the case may be, herein and/or in the Note Guarantees, as the case may be. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes or a Note Guarantee, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or a Note Guarantee, as the case may be.

Section 2.8.      DEFAULTS AND REMEDIES.

                  (a) With respect to the Notes issued under this First Supplemental Indenture, Section 6.1 of the Base Indenture, relating to the Events of Default, shall be replaced in its entirety with the following:

                  Section 6.1. Events of Default.

                  Each of the following is an "Event of Default":

                  (a) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment shall be prohibited by the subordination provisions of Article XIII of the Indenture; or

                  (b) default in the payment of the principal of, or premium, if any, on, any Note when the same becomes due and payable at Maturity (upon acceleration, optional redemption, mandatory redemption, required purchase or otherwise), whether or not such payment shall be prohibited by the subordination provisions of Article XIII of the Indenture; or

                  (c) default in the performance, or breach, of the provisions described in Section 5.1 of the Indenture, the failure to make or consummate a Change in Control Offer in accordance with the provisions of Section 4.15 of the Indenture or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 4.11 of the Indenture; or

                  (d) default in the performance, or breach, of any covenant or warranty of the Company or any Note Guarantor contained in the Indenture or any Note Guarantee (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (a), (b) or (c) of this Section 6.1) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the

         Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

                  (e) (A) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Restricted Subsidiary aggregating $10,000,000 or more, when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Restricted Subsidiary aggregating $10,000,000 or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Stated Maturity thereof; or

                  (f) one or more final, non-appealable judgments or orders shall be rendered against the Company or any Restricted Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $10,000,000 (net of any amounts to the extent that they are covered by insurance) and shall not be discharged or fully bonded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or

                  (g) any Note Guarantee of a Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary ceases to be in full force and effect or is declared null and void or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture); or

                  (h) the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary pursuant to or within the meaning of any Bankruptcy
         Law:

                           (i)      commences a voluntary case,

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors, or

                           (v) shall admit in writing that its inability to pay debts generally; or

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary in an involuntary case,

                           (ii) appoints a Custodian of the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary or for all or substantially all of the property of the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary, or

                           (iii) orders the liquidation of the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

                  (b) With respect to the Notes issued under this First Supplemental Indenture, all references in Section 6.2 of the Base Indenture to "Section 6.1(f) or (g)" of the Base Indenture shall in each case be replaced with a reference to "Section 6.1(h) or (i) of the Indenture."

Section 2.9.      LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

                  With respect to the Notes issued under this First Supplemental Indenture, Article VIII of the Base Indenture shall apply, and the Company shall have the option to effect Legal Defeasance or Covenant Defeasance pursuant to
Article VIII of the Base Indenture; provided, however, that with respect to the Notes issued under this First Supplemental Indenture:

                  (a)      notwithstanding anything to the contrary contained in
         Section 8.3 of the Base Indenture, in connection with any Covenant Defeasance, the Company shall be released only from its obligations under Sections 4.2 and 4.3 of the Base Indenture, under Article V of the Indenture and under Sections 4.8 through 4.18 of the Indenture;

                  (b) the final sentence of Section 8.3 of the Base Indenture shall be replaced in its entirety with the following: "In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 of the Indenture, subject to the satisfaction of the conditions set forth in Section 8.4 of the Indenture, Sections 6.1(c) through 6.1(f) of the Indenture shall not constitute Events of Default"; and

                  (c) the following Section shall replace Section 8.4 of the Base Indenture in its entirety:

                  Section 8.4. Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.2 or 8.3 of the Indenture to the outstanding Notes:

                           (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, money in an amount, or non-callable U.S. Government Obligations which through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest;

                           (b) no Default or Event of Default will have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under clauses (h) and (i) of
                  Section 6.1 of the Indenture is concerned, at any time during the period ending on the 91st day after the date of such deposit;

                           (c) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the Indenture, the Senior Credit Agreement or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound;

                           (d) in the case of an election under Section 8.2 of the Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of the final prospectus supplement, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                           (e) in the case of an election under Section 8.3 of the Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                           (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of holders of Senior Indebtedness under the subordination provisions of Sections
                  13.1 through 13.13 of the Indenture and (ii) after the 91st day following the deposit or after the date such opinion is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                           (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes or any Note Guarantee over the other creditors of either the Company or any Note Guarantor with the intent of hindering, delaying or defrauding creditors of either the Company or any Restricted Subsidiary; and

                           (h) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 2.10.     AMENDMENTS

                  (a) With respect to the Notes issued under this First Supplemental Indenture, Sections 9.1 through 9.3 of the Base Indenture shall be replaced in their entirety with the following:

                  Section 9.1. Without Consent of Holders.

                  Notwithstanding Section 9.2, the Company and the Trustee may (subject to Sections 13.13 and 13.14) amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of a Note:
         (a) to evidence the succession of another Person to the Company, a Note Guarantor or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor or Note Guarantor in the Indenture and in the Notes and in any Note Guarantee in accordance with Article V; (b) to add to the covenants of the Company, any Note Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any other obligor upon the Notes, as applicable, in this Indenture, in the Notes or in any Note Guarantee;
         (c) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Note Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Note Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Note Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes; (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; (e) to add a Note Guarantor under the Indenture; (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company's and any Note Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security is required to be granted to the Trustee pursuant to this Indenture or otherwise; or (h) to execute the First Supplemental Indenture or any subsequent supplemental indenture substantially in the form thereof.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 of the Indenture, the Trustee shall join with the Company and the Note Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                  Section 9.2. With Consent of Holders.

                  Except as provided below in this Section 9.2 and in Sections 9.3, 13.13 and 13.14, the Company and the Trustee may amend or supplement this Indenture (including Sections 4.11 and 4.15) or the Notes and/or any Note Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes), and, subject to Sections 6.8 and 6.13, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes).

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 of the Indenture, the Trustee shall join with the Company and the Note Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
         9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.8, 6.13 and
         9.3 of the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company and/or the Note Guarantors with any provision of this Indenture, the Notes or the Notes Guarantees.

                  Section 9.3. Limitations.

                  Without the consent of each Holder of Notes affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder of Notes):

                           (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof, or premium, if any, or the rate of interest thereon or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

                           (b) following the occurrence of an Asset Sale, amend, change or modify the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with Section 4.11 of the Indenture, including amending, changing or modifying any definition relating thereto in any manner materially adverse to the Holders of the Notes affected thereby;

                           (c) following the occurrence of a Change in Control, amend, change or modify the obligation of the Company to make and consummate a Change in Control Offer in the event of a Change in Control in accordance with Section 4.15 of the Indenture, including amending, changing or modifying any definition relating thereto in any manner materially adverse to the Holders of the Notes affected thereby;

                           (d) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture;

                           (e) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

                           (f) amend or modify any of the provisions of this Indenture relating to any Note Guarantee in any manner adverse to the Holders of the Notes.

                  In addition, any amendment to, or waiver of, the provisions of
         Section 13.1 through 13.14 of this Indenture (including the related definitions) that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.3 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 2.11.     SUBSIDIARY GUARANTEES.

                  With respect to the Notes issued under this First Supplemental Indenture, Article XII of the Base Indenture shall apply to the extent that any Restricted Subsidiary shall guarantee the Notes in accordance with Section 4.17 of the Indenture, and the Notes shall constitute a Series to be guaranteed by any such Note Guarantors pursuant to Article XII of the Base Indenture.

Section 2.12.     SUBORDINATION.

                  With respect to the Notes issued under this First Supplemental Indenture and any Note Guarantee relating to such Notes, Sections 13.1 through
13.14 of the Base Indenture shall apply, and the Notes and any such Note Guarantee shall be subject to subordination pursuant to such Sections of the Base Indenture.

                                  ARTICLE III.

                                  MISCELLANEOUS

Section 3.1.      EFFECT OF HEADINGS.

                  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.2.      SUCCESSORS AND ASSIGNS.

                  All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.3.      SEPARABILITY CLAUSE.

                  In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.4.      GOVERNING LAW.

                  This First Supplemental Indenture and the Notes created hereby shall be governed by the laws of the State of New York applicable to agreements made and to be performed in such state.

Section 3.5.      FIRST SUPPLEMENT TO SUPERSEDE BASE INDENTURE.

                  The Base Indenture, as supplemented by the First Supplemental Indenture, remains in full force and effect as of the date hereof. Notwithstanding the foregoing, to the extent that any provision of the Base Indenture shall conflict with any provision of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall be deemed controlling and the conflicting provision of the Base Indenture shall be null and void to the extent of such conflict.

           [THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, and attested, all as of the date and year first written above.

                                         PROVINCE HEALTHCARE COMPANY

                                         By: /s/ John M. Rutledge
                                             ----------------------------------
                                         Name: John M. Rutledge
                                         Title: President and Chief Operating
                                                Officer

                                         U.S. BANK TRUST NATIONAL ASSOCIATION,
                                         as Trustee

                                         By: /s/ Adam Berman
                                             -----------------------------------
                                         Name: Adam Berman
                                         Title: Trust Officer

                  [First Supplemental Indenture Signature Page]

                                                                       EXHIBIT A

                                 [Face of Note]
                    7 1/2% Senior Subordinated Notes due 2013

CUSIP No. 743977 AF 7                                               $200,000,000

                           PROVINCE HEALTHCARE COMPANY

promises to pay to Cede & Co. or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on June 1, 2013.

                  Interest Payment Dates: June 1 and December 1

                  Record Dates: May 15 and November 15

                  Dated: May 27, 2003

                                         PROVINCE HEALTHCARE COMPANY

                                         By: ___________________________________
                                         Name:
                                         Title:

                                         By: ___________________________________
                                         Name:
                                         Title:

                                         [SEAL]

This is one of the Notes
referred to in the within-
mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By: ___________________________________
           Authorized Signature

                                 [Back of Note]
                    7 1/2% Senior Subordinated Notes due 2013

                  [INSERT IN GLOBAL NOTES] [This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.]

                  Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Province Healthcare Company, a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Note at 7 1/2% per annum from May 27, 2003 until June 1, 2013. The Company shall pay interest, semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 1, 2003. The Company shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay principal, premium, if any, and interest on the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                  3. PAYING AGENT, REGISTRAR AND SERVICE AGENT. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent, Registrar and Service Agent. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent, Service Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 27, 2003 (the "Base Indenture") as supplemented by a First Supplemental Indenture dated as of May 27, 2003 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture") among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes issued under the Indenture are subordinated unsecured obligations of the Company limited to $200,000,000 in aggregate principal amount.

                  5.       OPTIONAL REDEMPTION.

                  (a) Except as set forth in paragraph (b) of this Section 5, the Company shall not have the option to redeem the Notes pursuant to this
Section 5 prior to June 1, 2008. On or after June 1, 2008, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1, of the years indicated below (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date):

Year                                                             Redemption Price
----                                                             ----------------
2008                                                                 103.750%
2009                                                                 102.500%
2010                                                                 101.250%
2011 and thereafter                                                  100.000%

                  (b) Notwithstanding the provisions of paragraph (a) of this Section 5, at any time and from time to time prior to June 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued hereunder within 60 days of one or more Public Equity Offerings with the net proceeds of such offering at a redemption price of 107.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date); provided that, after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes remains outstanding.

                  6.       NOTICE OF REDEMPTION.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at such Holder's address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all the Notes held by a Holder are to be redeemed. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

                  If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such Record Date.

                  7. MANDATORY REDEMPTION. Except as set forth in paragraph 8 below, the Company shall not be required to repurchase or to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

                  8. REPURCHASE AT OPTION OF HOLDER. This Note is subject to repurchase by the Company at the option of the Holder upon the circumstances set forth in Sections 4.11 and 4.15 of the Indenture.

                  9. SUBORDINATION. The payment of the Principal of, premium, if any interest on and any other payment obligations of any kind evidenced by the Notes and the Indenture (including any obligations to repurchase the Notes) is subordinated in right of payment to all existing and future Senior Indebtedness of the Company, as described in the Indenture. Each Holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

                  10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture with respect to the Notes or the Notes may be amended or supplemented with the written consent of the Holders of a majority in principal amount of the Notes and any existing default or compliance with any provision of the Indenture with respect to the Notes or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes (including, in each case, Additional Notes, if any). Without the consent of any Holder of the Notes, the Indenture with respect to the Notes or the Notes may be amended or supplemented to, in addition to other events more fully described in the Indenture, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Company's obligations to Holders of the Notes in the case of a merger or consolidation, make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

                  13. DEFAULTS AND REMEDIES. An Event of Default with respect to the Notes occurs upon the occurrence of any of the following events:
(a) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment shall be prohibited by the subordination provisions of Article XIII of the Indenture; (b) default in the payment of the principal of, or premium, if any, on, any Note when the same becomes due and payable at Maturity (upon acceleration, optional redemption, mandatory redemption, required purchase or otherwise), whether or not such payment shall be prohibited by the subordination provisions of Article XIII of the Indenture; (c) default in the performance, or breach, of the provisions described in Section 5.1 of the Indenture, the failure to make or consummate a Change in Control Offer in accordance with the provisions of Section 4.15 of the Indenture or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 4.11 of the Indenture; (d) default in the performance, or breach, of any covenant or warranty of the Company or any Note Guarantor contained in the Indenture or any Note Guarantee (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (a), (b) or (c) hereof) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (e) (A) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Restricted Subsidiary aggregating $10,000,000 or more, when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Restricted Subsidiary aggregating $10,000,000 or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Stated Maturity thereof; (f) one or more final, non-appealable judgments or orders shall be rendered against the

Company or any Restricted Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $10,000,000 (net of any amounts to the extent that they are covered by insurance) and shall not be discharged or fully bonded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; (g) any Note Guarantee of a Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary ceases to be in full force and effect or is declared null and void or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture); or (h) certain events of bankruptcy or insolvency with respect to the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary.

                  If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in clause (h) of the foregoing paragraph), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of, premium, if any, and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in clause (h) of the foregoing paragraph shall occur, the principal amount (or specified amount) of, premium, if any, and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take thereto.

                  14. SUBSIDIARY GUARANTEES. Payment of principal of, premium, if any, and interest (including interest on overdue principal, if any, and interest, if lawful) on the Notes may be guaranteed under certain circumstances on an unsecured, senior subordinated basis by the Note Guarantors pursuant to Section 4.17 and Article XII of the Indenture.

                  15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  16. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Note Guarantor shall have any liability for any obligations of the Company or any Note Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note and the related Subsidiary Guarantees waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                         Province Healthcare Company
                         105 Westwood Place, Suite 400
                         Brentwood, Tennessee 37027
                         Attention: [_____________]

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _______________

Your Signature: ________________________________________________________________

(Sign exactly as your name appears on the face of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.15 of the Indenture, check the box below:

                           / / Section 4.11

                           / / Section 4.15

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased: $____________

Date: _____________________      Your Signature: ______________________________
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.: _______________________

                         SCHEDULE OF EXCHANGES OF NOTES*

                  The following exchanges of a part of this Global Note for other Notes have been made:

                                                                      Principal Amount of
                            Amount of             Amount of             this Global Note         Signature of
                           decrease in           increase in             following such       authorized officer
                         Principal Amount       Principal Amount          decrease (or           of Trustee or
Date of Exchange       of this Global Note    of this Global Note           increase             Service Agent
----------------       -------------------    -------------------           --------             -------------

-----------------
*This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

       FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY FUTURE GUARANTORS

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ___________, _____ among ___________ (the "Guaranteeing Subsidiary"), a subsidiary of Province Healthcare Company (or its successor), a Delaware corporation (the "Company"), the Company, and U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States of America, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of May 27, 2003, as supplemented by the First Supplemental Indenture, dated as of May 27, 2003 (the indenture, as so supplemented, the "Indenture") providing for the issuance of an aggregate principal amount of up to $200,000,000 of 7 1/2% Senior Subordinated Notes due 2013 (the "Notes");

                  WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein and therein (the "Note Guarantee"); and

                  WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees that its obligations to the Holder and the Trustee pursuant to this Note Guarantee shall be as expressly set forth in Article XII of the Indenture and in such other provisions of the Indenture as are applicable to the Note Guarantors (including, without limitation, Article XIII of the Indenture), and reference is made to the Indenture for the precise terms of this Supplemental Indenture. The terms of Article XII of the Indenture and such other provisions of the Indenture (including, without limitation, Article XIII of the Indenture) as are applicable to the Note Guarantors are incorporated herein by reference.

                  3.       EXECUTION AND DELIVERY OF NOTE GUARANTEES.

                  (a) If an officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

                  (b) The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Guaranteeing Subsidiary.

                  4.       RELEASE OF SUBSIDIARY GUARANTEE.

                  The Note Guarantee shall be released:

                  (a) in connection with any sale or other disposition of all or substantially all of the assets of the Guaranteeing Subsidiary (including by way of merger or consolidation), if the Company applies the Excess Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.11 and Sections 13.1 through 13.14 thereof;

                  (b) in connection with any sale of all of the Capital Stock of the Guaranteeing Subsidiary to any Person that is not an Affiliate of the Company, if the Company applies the Excess Proceeds of that sale in accordance with the applicable provisions of the Indenture, including, without limitation, Section 4.11 and Sections
         13.1 through 13.13 thereof; or

                  (c) if the Company designates the Guaranteeing Subsidiary as an Unrestricted Subsidiary in accordance with the Indenture.

                  The Trustee will provide any written confirmation or evidence of the termination of such Note Guarantee as reasonably required by the representative.

                  Any Note Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Note Guarantor under this Indenture as provided in this Article.

                  5. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Note Guarantor (including the Guaranteeing Subsidiary) under the Notes, any Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  6. GOVERNING LAW. This Supplemental Indenture shall be governed by the laws of the State of New York applicable to agreements made and to be performed in such state.

                  7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                  Dated: ___________, 20__

                                         [GUARANTEEING SUBSIDIARY]

                                         By: ___________________________________

                                         Name:
                                         Title:

                                         [COMPANY]

                                         By: ___________________________________

                                         Name:
                                         Title:

                                         [TRUSTEE], as Trustee

                                         By: ___________________________________
                                                    Authorized Signatory